Exhibit (h)(7)
Appendix A
     The Fund shall pay the Transfer Agent, as full compensation for services provided and expenses assumed hereunder, a fee for each series of the Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of such series:

		Effective
Fund	Rate of Compensation	Date
Vantagepoint Money Market Fund	0.35%	3/1/1999
Vantagepoint Low Duration Bond Fund	0.35%	3/1/1999
Vantagepoint Inflation Protected Securities Fund	0.35%	3/1/1999
Vantagepoint Asset Allocation Fund	0.35%	3/1/1999
Vantagepoint Equity Income Fund	0.35%	3/1/1999
Vantagepoint Growth & Income Fund	0.35%	3/1/1999
Vantagepoint Growth Fund	0.35%	3/1/1999
Vantagepoint Aggressive Opportunities Fund	0.35%	3/1/1999
Vantagepoint International Fund	0.35%	3/1/1999
Vantagepoint Core Bond Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint 500 Stock Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Broad Market Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Mid/Small Company Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Overseas Equity Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Model Portfolio Savings Oriented Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Conservative Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Traditional Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Long Term Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio All-Equity Growth Fund	0.00%	12/1/2000

		Effective
Fund	Rate of Compensation	Date
Milestone Retirement Income Fund	0.00%	1/3/2005
Milestone 2010 Fund	0.00%	1/3/2005
Milestone 2015 Fund	0.00%	1/3/2005
Milestone 2020 Fund	0.00%	1/3/2005
Milestone 2025 Fund	0.00%	1/3/2005
Milestone 2030 Fund	0.00%	1/3/2005
Milestone 2035 Fund	0.00%	1/3/2005
Milestone 2040 Fund	0.00%	1/3/2005
Vantagepoint Discovery Fund	0.35%	10/26/07
Vantagepoint Select Value Fund	0.35%	10/26/07
Vantagepoint Diversified Assets Fund	0.35%	10/26/07
Approved: March 1, 1999
Last amended: October 26, 2007

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule to be executed by their officers designated below as of the 26th day of October, 2007.
THE VANTAGEPOINT FUNDS

By:	/s/ Angela Montez Angela Montez, Secretary

Approved by:	/s/ Wayne Wicker Wayne Wicker, Chief Investment Officer Vantagepoint Investment Advisers, LLC
VANTAGEPOINT INVESTMENT ADVISERS, LLC

By:	/s/ Angela Montez Angela Montez, Assistant Secretary
ICMA Retirement Corporation

Approved by:	/s/ Wayne Wicker Wayne Wicker, Chief Investment Officer Vantagepoint Investment Advisers, LLC

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